Exhibit 10.2

                            800 TRAVEL SYSTEMS, INC.
                             STOCK OPTION AGREEMENT

      This Stock Option Agreement (this "Agreement") is made and entered into as of September 3, 1998 by and between 800 Travel Systems, Inc., a Delaware corporation (the "Company"), and ZA Inc., a New York corporation ("Consultant"), with respect to the following:

      WHEREAS, Consultant and the Company have entered into a letter agreement, dated as of July 16, 1998 (the "Engagement Agreement"), pursuant to which the Company has engaged Consultant to create the Company's interactive web-site;

      WHEREAS, as a result of cost overruns and time delays the parties have renegotiated the compensation to be paid to Consultant and, as part of such remuneration the Company has agreed to issue to Consultant options to purchase up to One Hundred Twenty-Five Thousand (125,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as more fully described herein;

      NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the parties hereto agree as follows:

      3. Grant of Options. The Company hereby grants to Consultant the right and option, but not the obligation, to purchase an aggregate of up to One Hundred Twenty-Five Thousand (125,000) shares of Common Stock, subject to adjustment as provided herein, on the terms and conditions set forth herein (the "Options"). The Options are intended to be non-statutory options and not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      4. Exercise Periods; Exercise Prices. The Option shall become exercisable cumulatively as follows:

            a. The "Initial Options": as to 50,000 shares (the "Initial Option Shares"), upon the execution of this Agreement for a period of three (3) years from the date first set forth above (the "Initial Options Exercise Period"), at an exercise price of $3.00 per share (the "Initial Options Exercise Price");

            b. The "Additional Options": as to 50,000 shares (the "Additional Option Shares"), upon the execution of this Agreement for a period of three (3) years from the date first set forth above (the "Additional Options Exercise Period"), at an exercise price of $4.00 per share (the "Additional Options Exercise Price");

            c. The "Contingent Options": as to 25,000 shares (the "Contingent Option Shares"), upon the execution of this Agreement for a period of three (3) years from the date first set forth above (the "Contingent Options Exercise Period" and collectively, with the Initial Options Exercise Period and the Additional Options Exercise Period, the "Exercise Periods"), at an exercise price of $10.00 per share (the "Contingent Options Exercise Price" and collectively, with the Initial Options Exercise Price and the Additional Options Exercise Price, the "Exercise Prices"); provided, however, that the right to exercise the Contingent Options shall vest only if the closing bid price of the Common Stock (the "Closing Price") is at least $10.00 per share for any ten (10) consecutive trading days during the period beginning the date first set forth above and ending upon the expiration of the Contingent Options Exercise Period (the "Redemption Period").

      Notwithstanding the foregoing, all Options shall be forfeited in the event that Consultant shall fail to complete the Project (as defined in the Engagement Agreement) to the Company's reasonable satisfaction by February 29, 1999.

      The Exercise Prices shall be subject to adjustment as provided herein.

      5. Manner of Exercise. The Options may be exercised by written notice delivered to the Secretary of the Company. Such notice shall state the number of Option Shares with respect to which Options are being exercised and shall be accompanied by payment of the purchase price in full in cash. As soon as practicable after any such exercise of Options, the Company shall issue and register in the name of and deliver to Consultant a certificate or certificates for the Option Shares issuable upon such exercise.

      6. Adjustment Provisions. If, at any time or from time to time during the Exercise Periods, any of the following events shall occur, the Exercise Prices and the number of and kind of Option Shares then subject to the Options shall in each instance be adjusted as follows:

            a. Stock Dividends, Split-Ups and Combinations. If a change is effected in the number of outstanding shares of Common Stock by a stock dividend in Common Stock or by a subdivision or combination of such shares, the Exercise Prices shall be proportionately reduced or increased, as the case may be, so that it will bear the same ratio to the Exercise Prices in effect immediately before such change as the number of shares outstanding immediately before such change bears to the number outstanding immediately thereafter. Upon any adjustment of the Exercise Price as provided above, the number of Option Shares subject to the Options shall be increased or decreased, as appropriate, so that it will bear the same ratio to the number of Option Shares subject to the Options immediately before such change as the number of shares outstanding immediately after such change bears to the number of outstanding immediately prior thereto.

            b. Other Changes in Capital Structure. In the case of any reclassification or other change in the outstanding Common Stock not covered by the foregoing provisions, other than a change in par value or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Company), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, Consultant shall have the right, upon exercise of the Options and payment therefor, to receive solely a like amount and kind of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as Consultant would have been entitled to receive if the Options, to the extent not previously exercised, had been exercised in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

            c. Notice of Adjustment. Upon any adjustment of the Exercise Prices and change in the number of Option Shares or other securities purchasable hereunder, the Company shall give written notice thereof to Consultant, stating the new price and the increased or decreased number of Option Shares or other securities purchasable upon exercise of the Options and setting forth in reasonable detail the method of calculation and the pertinent facts upon which such calculation is based.

      7. Optional Redemption.

            a. Redemption. Notwithstanding the Contingent Options Exercise Period provided in Section 3 above, the Company shall have the right, but not the obligation, to redeem any part or all of the Contingent Options at a redemption price of $.05 per Contingent Option (the "Redemption Price") if and to the extent that the Closing Price is at least $10.00 per share for any ten
(10) consecutive trading days (in addition to the ten (10) consecutive trading days referred to in Section 2 (c)) at any time during the Redemption Period.

            b. Manner of Exercise by the Company. The Company shall exercise its right of redemption by delivering to Consultant a written notice of redemption (the "Redemption Notice") with respect thereto. The Redemption Notice shall state (i) the number of Contingent Options to be redeemed, (ii) the Contingent Exercise Price thereof, (iii) the Closing Price of the Common Stock during the applicable ten (10) day trading period, and (iv) the applicable redemption date therefor(the "Redemption Date"), which shall be not less than ten (10) nor more than twenty (20) days following the delivery date of the Redemption Notice. Consultant shall be entitled to exercise any or all of the Contingent Options called for redemption at any time through the Redemption Date therefor. Thereafter, Consultant's right to exercise such Contingent Options shall cease and its sole right with respect thereto shall be to receive payment of the Redemption Price therefor.

      8. Representations of Consultant. Consultant acknowledges that it has been informed that the Option Shares subject to the Options, if and when issued, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Consultant understands that the Company is granting the Options in reliance upon exemptions contained in the Securities Act and the General Rules and Regulations under the Securities Act as promulgated and from time to time amended by the Securities and Exchange Commission on the grounds that the grant of the Options and the issuance and sale of the Option Shares subject thereto are transactions not involving any public offering and that, consequently, such transactions are exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) thereof and Regulation D promulgated thereunder. Consultant acknowledges that reliance upon this exemption is predicated in part upon its representation that any Option Shares acquired upon exercise of the Options will be acquired for the account of the holder and for investment only. In addition, Consultant specifically authorizes the Company to place an appropriate legend on the Option Shares in the form set forth in Section 8 below.

      9. Representation of the Company. The Company represents and warrants that the Option Shares issuable upon any exercise of the Options, when purchased and paid for as herein provided, will be validly issued, fully paid and non-assessable.

      10. Legend. The certificates representing the Option Shares issued upon any exercise of the Options granted hereby shall bear the following legend:

      THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH

      OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS.

      11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered, transmitted by facsimile, telex or cable, or transmitted by postage prepaid, registered or certified mail with return receipt requested, or by FedEx or other similar overnight delivery service, addressed as follows:

      If to Consultant, to it at:

      ZA Inc.
      75 Maiden Lane, Suite 346
      New York, New York 10038
      Fax: (212) 898-0383
      Attn: Jack J. Zahran, Chief Executive Officer

      If to the Company, to it at:

      800 Travel Systems, Inc.
      4802 Gunn Highway
      Tampa, Florida
      Fax: (813) 908-0080
      Attn: Mark D. Mastrini, Chief Executive Officer

      With a copy to:

      Phillips Nizer Benjamin Krim & Ballon LLP
      666 Fifth Avenue
      New York, New York 10103-0084
      Fax: (212) 262-5152
      Attn: Vincent McGill, Esq.

Notices shall be deemed to have been given: (i) on the fifth business day after posting, if mailed first class, (ii) on the date of receipt if delivered personally, or (iii) on the next business day after transmission if transmitted by facsimile, telex or cable (and appropriate answerbacks have been received) or overnight delivery service. Either party hereto may change its address for purposes hereof by notice to the other party in accordance with this Section 9.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

                                            ZA INC.


                                            By:
                                               ---------------------------------
                                               Jack Zahran
                                               Chief Executive Officer

                                            800 TRAVEL SYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                               Mark D. Mastrini
                                               Chief Executive Officer